UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

STRATEGIC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28963

Nevada	13-3506506
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street, 7th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 878-6550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On October 19, 2017, Strategic Acquisitions, Inc., (the “Company” or the “Registrant”) , underwent a change of control of ownership. In a private transaction, John P. O’Shea, President of the Company, entered into a Security Purchase Agreement and sold 750,000 Control Common Shares from his personal holdings of Strategic Acquisitions, Inc. to NextCoal International, Inc. (“NCI”) (see exhibit 99.1). Prior to the transaction NCI owned 875,000 restricted Common Shares of the Company. Following this transaction, NCI owns 1,625,000 restricted Common Shares of the Company.

The Company has 2,515,000 Common Shares issued and outstanding. NCI’s 1,625,000 Common Shares represents approximately 64.6% ownership in the Company.

With the change of ownership control, on October 15, 2017, Jonathan Braun, the President of NCI has been added as a Director of the Company. John P. O’Shea has agreed to maintain his positions as Officer and Director of the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on October 19, 2017 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after October 19, 2017 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Strategic Acquisition, Inc.'s common stock.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
John P. O’Shea Director/President/Principal Financial Officer	Common	629,800	25.0%
Marika X. Tonay Director/Treasurer/Secretary	Common	14,000	0.6%
Jonathan Braun(2)
Director	Common	1,625,000	64.6%
DIRECTORS AND OFFICERS AS A GROUP (3 persons)		2,268,800	90.2%

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1)      Percent of Class is based on 2,515,000 shares issued and outstanding.

2)      Jonathan Braun is the beneficial owner who has the ultimate voting control over 1,625,000 shares held in the name of NextCoal International, Inc., a Wyoming corporation. We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit marked with an asterisk (*) refer to an exhibit filed herewith.

Exhibit Number	Description

99.1*	Security Purchase Agreement between John P. O’Shea and NextCoal International, Inc., dated October 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Acquisition, Inc.
Registrant

Date: October 19, 2017	By: /s/ John P. O'Shea
John P. O'Shea, President